UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

December 28, 2017

Research Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53501 (Commission File Number)		11-3797644 (IRS Employer Identification No.)
15821 Ventura Boulevard, Suite 165 Encino, CA 91436 (Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2017, the Registrant entered into an Amended and Restated Loan and Security Agreement (the “New Loan Agreement”) dated October 31, 2017, with Silicon Valley Bank (“Bank”). The New Loan Agreement amends and restates in its entirety that certain Loan and Security Agreement between the Registrant and Bank dated July 23, 2010 (as amended, the “Existing Loan Agreement”). Notwithstanding the execution of the New Loan Agreement, the following existing documents entered into in connection with the Existing Loan Agreement shall continue in full force and effect and shall continue to secure all present and future indebtedness, liabilities, guarantees and other Obligations (as defined in the New Loan Agreement): all standard documents of Bank entered into by the Registrant in connection with letters of credit and/or foreign exchange contracts; all security agreements, collateral assignments and mortgages, including but not limited to those relating to patents, trademarks, copyrights and other intellectual property; all lockbox agreements and/or blocked account agreements; all UCC-1 financing statements and other documents filed with governmental offices which perfect liens or security interests in favor of Bank; and all standard documents of Bank entered into by the Registrant in connection with deposit account control agreements and landlord agreements.

The New Loan Agreement provides for a revolving line of credit for the lesser of $2,500,000, or 80% of eligible accounts receivable. The line of credit matures on December 31, 2019, and is subject to certain financial and performance covenants. Financial covenants include maintaining an adjusted quick ratio of unrestricted cash and net accounts receivable, divided by current liabilities plus debt less deferred revenue of at least 1.15 to 1.0, and maintaining tangible net worth of $1,500,000, plus 50% of net income for each fiscal quarter ended from and after December 31, 2017, plus 50% of the dollar value of equity issuances after October 1, 2017 and the principal amount of subordinated debt received after October 1, 2017. The line of credit bears interest at the prime rate plus 2.25% for periods in which the Registrant maintains an adjusted quick ratio of 1.3 to 1.0 (the “Streamline Period”), and at the prime rate plus 5.25% when a Streamline Period is not in effect. Upon the occurrence and during the continuance of an event of default, obligations will bear interest at a rate which is 5% above the rate that is otherwise then in effect. The line of credit is secured by the Registrant’s consolidated assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: January 2, 2018	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer